UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2026

NewAmsterdam Pharma Company N.V.

(Exact name of Registrant as Specified in Its Charter)

The Netherlands	001-41562	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Goomieer 2-35
Naarden
The Netherlands		1411 DC
(Address of Principal Executive Offices)		(Zip Code)
+31 (0) 35 206 2971
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value €0.12 per share	NAMS	The Nasdaq Stock Market LLC
Warrants to purchase ordinary shares	NAMSW	The Nasdaq Stock Market LLC

☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by NewAmsterdam Pharma Company N.V. (the “Company”) with the Securities and Exchange Commission on July 22, 2026 (the “Original Form 8-K”). In the Original Form 8-K, the Company disclosed its expectation that the Company would enter into a separation agreement and an advisor agreement with Douglas Kling in connection with his resignation as the Company’s Chief Operating Officer to be appointed as the chief executive officer of another clinical-stage biotech company. This Amendment amends the Original Form 8-K solely to provide the terms of such separation and advisor agreements.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on July 22, 2026, Douglas Kling resigned as the Company’s Chief Operating Officer, effective August 14, 2026 (the “Separation Date”), to be appointed as the chief executive officer of another clinical-stage biotech company.

On the Separation Date, Mr. Kling entered into a letter agreement (the “Separation Agreement”) with the Company’s wholly owned subsidiary, NewAmsterdam Pharma Corporation (“NAP Corporation”). Pursuant to the Separation Agreement, Mr. Kling and NAP Corporation agreed that Mr. Kling would enter into the Advisor Agreement (as defined below) and agreed that Mr. Kling’s outstanding stock option and restricted stock unit (“RSU”) awards that were not vested as of the Separation Date would be canceled and forfeited as of the Separation Date, other than the portion of such stock options and RSUs that are eligible to vest based solely on continued service through May 14, 2027, which shall continue to vest in accordance with the terms of the applicable grant document through May 14, 2027 so long as Mr. Kling is providing services under the Advisor Agreement during that time. The Separation Agreement contains restrictive covenants, including confidentiality, non-disparagement, and non-solicitation covenants, and a release of claims.

Also on the Separation Date, Mr. Kling entered into an Advisor Agreement (the “Advisor Agreement”) with NewAmsterdam Pharma B.V., a wholly owned subsidiary of the Company, pursuant to which Mr. Kling will provide transition and advisory services related to the Company’s PREVAIL clinical trial of obicetrapib and other clinical programs in exchange for a service fee of $50,000 per month plus reimbursable expenses incurred. The Advisor Agreement will terminate on May 14, 2027 unless earlier terminated pursuant to the terms of the agreement.

The foregoing descriptions of the Separation Agreement and the Advisor Agreement are summaries only and are qualified by reference in their entirety to the Separation Agreement and the Advisor Agreement, respectively, a copy of each of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewAmsterdam Pharma Company N.V.

Date:	August 14, 2026	By:	/s/ Mike Marino
		Name:	Mike Marino
		Title:	Chief Legal Officer